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                                                               Exhibit 23.1


               Consent of Independent Certified Public Accountants


The Board of Directors
iDine Rewards Network Inc. (formerly known as Transmedia Network Inc.):


We consent to incorporation by reference into previously filed registration statements on Form S-3 (Registration No. 333-49366) and on Form S-8 (Registration No. 333-72501 and Registration No. 333-06747) of iDine Rewards Network Inc. (formerly known as Transmedia Network Inc.) of our report dated November 13, 2001, except as to note 20, which is as of November 29, 2001, relating to the consolidated balance sheets of iDine Rewards Network Inc. and subsidiaries (formerly known as Transmedia Network Inc.) as of September 30, 2001 and 2000, and the related consolidated statements of operations, and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2001, which report appeared in the September 30, 2001 annual report on Form 10-K of iDine Rewards Network Inc. (formerly known as Transmedia Network Inc.).

                                  /s/ KPMG LLP

Fort Lauderdale, Florida
February 8, 2002